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                                  EXHIBIT 21.01

                             BROOKS AUTOMATION, INC.
                         SUBSIDIARIES OF THE REGISTRANT

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Legal Entity                                                          Jurisdiction
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
1045060 Ontario Limited                                               Canada
1325949 Ontario Inc                                                   Canada
Autosimulations UK Limited                                            UK
AutoSoft Corporation Limited                                          UK
Brooks -- PRI Automation Holding Belgium BVBA                         Belgium
Brooks Automation (Canada) Inc.                                       Canada
Brooks Automation (Delaware) LLC                                      USA
Brooks Automation (France) SAS                                        France
Brooks Automation (Germany) GmbH                                      Germany
Brooks Automation (Ireland) Ltd                                       Ireland
Brooks Automation (Japan) KK                                          Japan
Brooks Automation (Singapore) PTE LTD                                 Singapore
Brooks Automation (Taiwan) Company Ltd                                Taiwan
Brooks Automation (the Netherlands) BV                                The Netherlands
Brooks Automation (UK) Ltd                                            UK
Brooks Automation Asia Ltd                                            Korea
Brooks Automation Belgium NV                                          Belgium
Brooks Automation Holding (Germany) GmbH                              Germany
Brooks Automation India Private Limited                               India
Brooks Automation Israel, Inc                                         Israel
Brooks Automation Korea Inc.                                          Korea
Brooks Automation Luxembourg SARL                                     Luxembourg
Brooks Automation Malaysia SDN BHD                                    Malaysia
CTI Nuclear, Inc.                                                     USA
CTI-Cryogenics, Inc.                                                  USA
Granville -- Phillips Company                                         USA
Helix Securities Corp.                                                USA
Helix Technology GmbH                                                 Germany
Helix Technology KK                                                   Japan
Helix Technology Limited                                              Hong Kong
Helix Technology (Shanghai) Limited                                   China
Helix Technology SAS                                                  France
Helix Technology UK Limited                                           UK
Helix Vacuum Technology Limited                                       Taiwan
Interval Logic Corporation                                            USA
PRI Automation (UK) Ltd                                               UK
Promis Systems Corporation Singapore PTE LTD Taiwan Branch            Taiwan
Promis Systems Corporation UK Ltd                                     UK
Strathmore Corporation                                                USA
Tec -- Sern AG (own 19%)                                              Switzerland
Ulvac Cryogenics Inc. (50% JV in Japan)                               Japan
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